                                 CONSULTING AGREEMENT


    THIS CONSULTING AGREEMENT, dated effective as of May 9, 1997 (the
"Effective Date"), is by and between Reliant Building Products, Inc., a Delaware corporation (the "Company"), and George Group, Inc., a Texas corporation (the "Consultant").

    For and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged and agreed, the parties hereby agree as follows:

    1. ENGAGEMENT. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to serve the Company, in each case upon the terms and subject to the conditions set forth herein.

    2.   TERM.

         2.1 ORIGINAL TERM. The term of this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on the date eighteen months after the Effective Date (the "Performance Term") or, if applicable, the expiration of the Extended Performance Term (as defined herein), subject to the earlier exercise of the termination rights of the Company or the Consultant set forth in Section 9 below.

         2.2 EXTENDED PERFORMANCE TERM. The Consultant may, in its sole discretion, extend the Performance Term an additional six months (the "Extended Performance Term") upon written notice to the Company at least 30 days prior to the expiration of the Performance Term; PROVIDED, HOWEVER, that no additional Monthly Fee (as defined herein) or other compensation, other than reimbursement for reasonable, out-of-pocket expenses incurred by the Consultant, will be due or payable to the Consultant in consideration of services performed during the Extended Performance Term.

    3. ADVISORY SERVICES. During the Term, the Consultant shall provide personnel and resources as necessary to design and implement Company-wide business processes consistent with those practices generally considered to be "best practices" and designed to result in improvements in the Company's revenue, cash flow, and return on invested capital (the "Services") in accordance with the Consulting Plan and Budget attached hereto as EXHIBIT "A" (the "Plan") with the intention of meeting the Final Performance Goals specified in EXHIBIT "B" attached hereto. The Consultant shall perform its duties hereunder in good faith.

    4.   COMPENSATION.

         4.1 PAYMENT OF FEE. As compensation for the performance of the Services during the Term, the Consultant shall receive a monthly fee as specified in the Plan (each such fee, a "Monthly Fee"), together with reimbursement of reasonable, out-of-pocket expenses incurred by the Consultant during each such one-month period in connection with the performance of such Services. In no event shall the sum of the aggregate of Monthly Fees paid to the Consultant exceed $1,255,000. At the beginning of each month during the Term of this

Agreement, the Consultant shall provide the Company with a written statement (the "Consultant Bill") including the applicable Monthly Fee for the month in which the Consultant Bill is rendered and an estimate of all reasonable, out-of-pocket expenses incurred by the Consultant for the immediately preceding one-month period. The Company shall pay the Monthly Fee in advance (for the month in which the Consultant Bill is dated), and the Company shall reimburse the Consultant for its out-of-pocket expenses shown on the Consultant Bill, in both cases on or before 30 days after receipt of the Consultant Bill. The actual, out-of-pocket expenses of the Consultant will be calculated every six months and the difference between actual expenses incurred by the Consultant to date and expenses paid to the Consultant to date will be billed or reimbursed, as appropriate. Notwithstanding the foregoing provisions of this Section 4.1, however, if the Company achieves its Final Performance Goals (as described on Exhibit "B" attached hereto) prior to having been billed and paid a total of $1,255,000 in Monthly Fees, then the Consultant shall not charge, and the Company shall not be obligated to pay, any Monthly Fees relating to any month after the month in which the Company achieves its Final Performance Goals.

         4.2 RECORD OF EXPENSES. The Consultant shall maintain, during the Term of this Agreement and continuing for a period the longer of (a) one year after the termination of this Agreement or (b) until the final resolution of any dispute between the Company and the Consultant which is outstanding on such anniversary date, its internal books and records pertaining to its expenses, in sufficient detail and condition so as to permit reasonable convenient periodic audits of such books and records by the Company or the Company's authorized representative, at times and places mutually agreed upon by the Company and the Consultant, so that the Company may verify the amount of any and all expenses included in the Consultant Bills.

    5. INTELLECTUAL PROPERTY. (a) As used herein the following definitions shall apply:

         "DELIVERABLES" shall mean software (source code, object code, associated documentation and related data files, tools and utilities), plans, methods, prototypes, circuitry, diagrams, drawings, designs, specifications, proposals, technical descriptions, schematics, and other technical information relating to the subject matter of the Services that the Consultant provides to the Company pursuant to this Agreement.

         "INTELLECTUAL PROPERTY RIGHTS" or "IP RIGHTS" shall mean all patent, copyright, trade secret and other proprietary rights in Deliverables.

         (b) The Consultant shall assign to the Company all IP rights created or acquired by the Consultant during the Term of this Agreement which (i) are specifically adapted for window manufacturing, or (ii) incorporate Confidential Information of the Company. The foregoing shall not preclude the Consultant from using general information and techniques developed during the Agreement on behalf of other clients of the Consultant. The Consultant retains sole ownership of all IP Rights in existence at the beginning of the term of this Agreement, and all IP Rights created or acquired by the Consultant during the term of this Agreement other than those which are to be owned by the Company as provided above. The owning party shall have the exclusive right to file and prosecute patent and copyright applications relating to the applicable IP Rights.

         (c) The Consultant hereby grants to the Company, and those of its subsidiaries, parents and affiliates which are engaged in the business of building products manufacturing, a perpetual, paid-up, non-exclusive license, without right of sublicense, under the Consultant-owned IP Rights to use Deliverables provided by the Consultant pursuant to this Agreement for the Company's, any such subsidiaries', parents' and affiliates' internal business purposes only. The license granted herein shall be non-transferable without the Consultant's prior written consent, provided that no such consent shall be required for transfers to a successor of the Company or to a purchaser of all or substantially all the assets of the business in which the IP Rights will be used, provided such transferee is not a competitor of the Consultant.

         (d) The Consultant shall, at its expense, defend or settle any claim, action, or allegation brought against the Company that the Deliverables infringe any patent, copyright, trade secret, or other proprietary right of any third party or that the Company's use of the Deliverables violates any non-competition or similar agreement or otherwise violates the rights of any third party and pay any judgments awarded or settlements entered into, provided that the Company must give written notice of any such claim, action, or allegation of infringement (collectively, "Infringement Claim") to the Consultant within 30 days after the Company first receives notice thereof. The Company will promptly grant to the Consultant, and the Consultant will have, the exclusive right to defend any Infringement Claim and make settlements thereof at its own discretion, and the Company may not settle or compromise any Infringement Claim, except with prior written consent of the Consultant. The Company shall give such assistance and information as the Consultant may reasonably require to settle or oppose any Infringement Claim. If any such infringement occurs or may occur, the Consultant shall, at its sole option and expense (a) procure for the Company the right to continue use of the Deliverables or infringing part thereof, (b) modify or amend the Deliverables or infringing part thereof, or (c) replace the Deliverables with other Deliverables having substantially the same or better capabilities. This paragraph sets forth the entire liability of the Consultant to the Company with respect to infringement of any patent, copyright, trade secret or other proprietary rights.

    6.   CONFIDENTIALITY.

         6.1 CONFIDENTIAL INFORMATION. The Consultant and the Company acknowledge that they may acquire certain information and materials that are the confidential and proprietary information of the other (the "Confidential Information"). The Consultant and the Company agree not to disclose or use the Confidential Information except in the performance of this Agreement or with the prior, express, written consent of the other. The Consultant and the Company agree to take all actions reasonably necessary and satisfactory to the other to protect the confidentiality of the Confidential Information (including, without limitation, as either receiving party may deem appropriate, entering into written agreements with each of its employees, representatives, agents and subcontractors who perform services hereunder sufficient to carry out each party's obligations under this Agreement).

         6.2 NON-CONFIDENTIAL INFORMATION. The following shall not be considered Confidential Information:

         (a) Information previously known to the disclosee that is, or subsequently becomes, rightfully and without breach of any obligation to or agreement with the other party hereto, in the disclosee's possession without any obligation restricting use or disclosure.

         (b) Information in the public domain, through no act or omission of the party to this Agreement required to keep such information confidential.

         (c) Information received from a third party with a legal or contractual right to disclose such information.

         (d) Information independently developed by the disclosee without reference to the Confidential Information.

         6.3 PUBLICITY. The Consultant shall not use and shall keep its employees from using the name of the Company and its affiliates with any third party, without the prior express written consent of the Company.

         6.4 OTHER AGREEMENTS. The Consultant and the Company expressly agree that this Agreement is intended to replace and supersede all, if any, prior agreements between the Consultant and the Company concerning confidentiality and non-disclosure.

         6.5 RELEASE OF OBLIGATIONS. Each party will be relieved of its respective confidentiality obligations hereunder if, and only to the extent, that any Confidential Information is disclosed pursuant to the lawful requirement or request of a governmental agency, or disclosure is required by operation of law, solely with respect to such Confidential Information required to be so disclosed; PROVIDED that such party has given notice to the other party and with sufficient time to enable the other party to seek a protective order limiting disclosure and use of the Confidential Information so disclosed.

    7.   [INTENTIONALLY OMITTED]

    8.   RESTRICTIVE COVENANTS OF CONSULTANT.

         8.1 NON-COMPETITION. For a period commencing on the Effective Date and ending on the fifth anniversary of the earlier of (i) a Change in Control or
(ii) the date of termination of this Agreement pursuant to Section 9.1 or
Section 9.2 (the "Restricted Period"), the Consultant covenants and agrees that, without the prior written consent of the Company, neither the Consultant nor its principals shall, in the Territory (as defined below), working alone or in conjunction with one or more other persons or entities, for compensation or not, directly or indirectly, either for itself or himself or as a member of a partnership or other association or as a stockholder, investor, lender, agent, associate, employee or consultant of any person, partnership, corporation or other association (other than through ownership for investment purposes of not more than 5% of the outstanding shares of a corporation's capital stock which is listed on a national securities exchange or quoted on any automated quotation system), engage in the business of manufacturing, distribution and/or selling any of the products produced and/or distributed by the Company at any time during the Restricted Period. As used herein, the term "Territory" means any county in any state of the United States. The parties intend that the covenants contained in this Section 8.1 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 8.1.

         8.2 NO SOLICITATION. During the Restricted Period, the Consultant covenants and agrees that neither it nor its principals shall, directly or indirectly through any affiliate, employee, agent or representative, interfere with, or take any action that would have the effect of interfering with, the contractual and other relationships between the Company or any of its affiliates and any of its or their employees. During the Restricted Period, the Company covenants and agrees that neither it nor its principals shall, directly or indirectly through any affiliate, employee, agent or representative, interfere with, or take any action that would have the effect of interfering with, the contractual and other relationships between the Consultant or any of its affiliates and any of its or their employees.

         8.3 TOLLING. If the Consultant violates any covenant contained in this Section, then the Restricted Period shall be tolled for the period commencing on the commencement of such violation and ending upon the earlier of
(a) such time as such violation shall be cured by the Consultant to the reasonable satisfaction of the Company or (b) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation.

         8.4 REFORMATION. If, in any judicial proceeding, the court shall refuse to enforce any covenant contained in this Section hereof as written because the duration thereof is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the duration of such covenant shall be deemed reduced to the extent necessary to permit enforcement of such covenant. If, in any judicial proceeding, the court shall refuse to enforce any covenant contained in this Section hereof as written because such covenant is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of the Company or any of its affiliates, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding, the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenant.

    9.   TERMINATION.

         9.1 TERMINATION BY THE COMPANY. (a) The Company may terminate this Agreement immediately following written notice to the Consultant of its decision to terminate this Agreement:

    (i) for Cause (as defined below),

    (ii) upon the occurrence of a Change in Control (as defined below) of the Company.

As used herein, "Cause" means (i) the failure by the Consultant as of the expiration of the Interim Performance Term (as defined herein) to achieve on behalf of the Company less than 75% of the Interim Performance Goals (as described in EXHIBIT "C" attached hereto) for such Interim Performance Term [such achievement to be calculated within fifteen days following the expiration of the Interim Evaluation Period (as defined herein) based on the Aggregate Weighted Percentage of Performance Achieved (as defined in EXHIBIT "D" attached hereto) of the

Company during the Interim Evaluation Period; or (ii) the engaging by the Consultant or its employees or agents in willful, reckless or negligent misconduct which is materially injurious to the Company, monetarily or otherwise, and the failure of the Consultant to (x) cease, or cause to be ceased, such misconduct within 10 days, and (y) remedy the adverse effect of such misconduct within 90 days, after receipt of written notice from the Company of such misconduct. As used herein, "Change in Control" means that more than 50% of the voting interests in the Company, or more than 50% of the assets thereof, are sold or transferred, directly or indirectly, to an entity or person other than to Reliant Partners, L.P. and/or FW Strategic Partners, L.P. and their direct and indirect general and limited partners as of the date hereof or to a person that is not controlled by, controlling or under common control with (being greater that 50% voting control) one or more of the foregoing.

         (b) As used herein, the following terms shall have the meaning provided below:

              "Interim Evaluation Period" shall mean the three-month period immediately following the expiration of the Interim Performance Term.

              "Interim Performance Term" shall mean the period commencing on the Effective Date and ending on the date which is nine months from the Effective Date.

         9.2  TERMINATION BY THE CONSULTANT.  The Consultant may terminate this
Agreement:

    (i) in the event that the Company fails to remit payment to the Consultant within 30 days following receipt of any Consultant Bill, provided that the Consultant gives the Company written notice of such failure to pay and the Company fails to cure such nonpayment within 30 days after receipt of such notice, or

    (ii) upon the occurrence of a Change in Control of the Company, provided that such termination will not be effective until at least 90 days following the date that the Change of Control of the Company occurs.

         9.3 POST-TERMINATION OBLIGATIONS. (a) Upon the effective date of termination of this Agreement (whether upon expiration of the Term or otherwise), (i) the Company shall pay the Monthly Fee and shall reimburse the Consultant for its out-of-pocket expenses, both in accordance with Section 4 hereof, through the effective date of termination; (ii) the Company shall reimburse the Consultant for reasonable out-of-pocket costs and expenses incurred by it in complying with the terms of this Section 9.3; and (iii) the Consultant shall deliver to the Company all records in the possession of the Consultant relating to the business and affairs of the Company, together with all items of property owned by the Company and in the Consultant's possession.

         (b) In addition, following the termination of this Agreement upon the expiration of the Term pursuant to Section 1, the Consultant, for four years after such termination, will make available to the Company at the Company's request consultant services not to exceed eight days or $25,000 in Consultant fees annually in order to assist the Company in its efforts to maintain the performance goals achieved under the Plan and to continue improving the Company's manufacturing performance. If additional services are needed or additional projects are identified, the Consultant shall provide such additional services as are requested by the Company at a cost per consultant month to be agreed to by the parties but in any event not to exceed $23,000.

         (c) Termination of this Agreement shall not release the Consultant or the Company from liability for failure to perform any of the duties or obligations of either of them under this Agreement that have already accrued, and the payment of any amounts in connection with the termination shall not constitute a release of the Consultant or the Company, as the case may be, from any such accrued liabilities.

         (d) After the effective date of termination and except as set forth in this Section 9.3 and except for the obligations set forth in Sections 5, 6, 7 and 8, neither party shall have any further obligation to the other party hereto under this Agreement.

    10.  REPRESENTATIONS AND WARRANTIES.

         10.1 CONSULTANT REPRESENTATIONS. The Consultant is a corporation existing and in good standing under the laws of the State of Texas. This Agreement has been duly authorized, executed and delivered by the Consultant and constitutes the legal, valid and binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles. The Consultant has all necessary corporate power and authority to perform its obligations hereunder.

         10.2 COMPANY REPRESENTATIONS. The Company is a corporation existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Consultant enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles. The Company has all necessary corporate power and authority to perform its obligations hereunder.

         10.3 LIMITATION OF LIABILITY. EXCEPT FOR THE EXPRESS WARRANTIES SPECIFIED IN SECTIONS 10.1 AND 10.2, NEITHER THE CONSULTANT NOR THE COMPANY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CONSULTANT WILL NOT BE RESPONSIBLE FOR ANY MODIFICATION OF THE DELIVERABLES MADE BY COMPANY OR ITS CONSULTANTS. IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RESULTING FROM USE OF A DELIVERABLE.

    11. INDEMNIFICATION. Each party agrees to indemnify and hold the other harmless against any losses, claims, damages or liabilities incurred by the other party based upon acts performed or omitted to be performed by such party as the result of its willful misconduct, negligence, intentional breach of this Agreement or fraud, unless such act or omission also constitutes willful misconduct, negligence, intentional breach or fraud on the part of the indemnitee.

    12. AMENDMENTS. This Agreement may be amended only by a written instrument duly executed by both parties hereto.

    13. ENTIRE AGREEMENT. This Agreement embodies the entire Agreement between the parties hereto concerning the subject matters mentioned herein and supersedes all previous discussions, correspondence, understandings and agreements, whether written or oral, with respect to such matters.

    14. NOTICES. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be deemed to have been duly delivered three business days after mailing by certified mail, when delivered by hand, or one day after sending by overnight delivery service, to the respective addresses of the parties set forth on the signature page hereto.

    15. ASSIGNMENT. Neither party may assign this Agreement, or any interest in it, by operation of law or otherwise, without the prior written consent of the other party, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that either party may assign its rights and obligations under this Agreement to its successor without the consent of the other party in the event that it shall effect a reorganization, consolidate with, or merge into, any other entity or transfer all or substantially all of its properties or assets to any other entity if the shareholders of the assigning party immediately prior to such reorganization, consolidation, merger or transfer constitute a majority of the shareholders of such new entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant and their respective successors and permitted assigns.

    16. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    17. WAIVER. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

    18. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

    19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.

    20. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the substantive laws of the State of Texas, without regard to the conflict of laws principles thereof.

    21. DISPUTE RESOLUTION. In the event of any dispute between the Company and the Consultant, the Consultant and the Company agree that prior to submitting any such dispute to the Mediators (as defined herein) in accordance with this Section they shall attempt to resolve disputes in an informal and timely manner. In the event, however, that a dispute cannot be resolved informally, the Consultant and the Company hereby designate the individuals in the positions named below as "Mediators," who shall have the responsibility for settling formal disputes. The Mediators agree to use reasonable best efforts to confer with one another within one week after the formal dispute has been submitted. If the Mediators are not able to resolve the dispute within two weeks after its submission, then the dispute will be submitted to the Board of Directors of the Company which shall resolve the dispute fully and finally. Neither party may have recourse to the judicial system to resolve any such dispute.

         Consultant's Mediator:   Rob Carringer, Senior Vice President of North
                                  American Operations, George Group, Inc.

         Company's Mediator:      David G. Fiore, President

    22. STATUS. The Consultant shall be deemed to be an independent contractor. The Consultant shall not have the authority to act for or represent the Company in any way and shall not otherwise be deemed to be an agent of the Company. Similarly, the Company shall not have the authority to act for or represent the Consultant in any way and neither shall be deemed to be an agent of the Consultant. Nothing contained herein shall create or constitute the Company and the Consultant as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of such other entity.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by its duly authorized representative effective as of the Effective Date.


ADDRESS:                          RELIANT BUILDING PRODUCTS, INC.
3030 LBJ Freeway, Suite 300
Dallas, Texas  75234
Attention:  David G. Fiore        By:   /s/ David G. Fiore
                                     --------------------------------

                                  Title: President
                                         ----------------------------

ADDRESS:                          GEORGE GROUP, INC.
One Galleria Tower
13355 Noel Road, Suite 1100
Dallas, Texas  75240              By: /s/ Michael L. George
Attention: Don Jungerman             --------------------------------

                                  Title:  Chief Executive Officer
                                         ----------------------------

                                      EXHIBIT B

                            FINAL PERFORMANCE GOALS (1)

PERFORMANCE              BASELINE          FINAL           WEIGHTING
 CRITERIA                              PERFORMANCE         FACTOR
                                          GOALS
----------------------------------------------------------------------
Gross Profit             $42 MM           $56 MM             15%
----------------------------------------------------------------------
Order Fill Rate            86%              98%              10%
----------------------------------------------------------------------
On-time Delivery           79%              98%              10%
----------------------------------------------------------------------
Order Lead Time          10 days          5 days             15%
----------------------------------------------------------------------
Labor Productivity        0.1146          0.1357             25%
----------------------------------------------------------------------
Material Cost Reduction     n/a          $2.0 MM             15%
----------------------------------------------------------------------
Capital Turnover           1.86             2.17             10%
----------------------------------------------------------------------

DEFINITIONS:

     As used in this Exhibit B and in Exhibit C, the following terms shall have meanings ascribed to them below:

     GROSS PROFIT DOLLARS means gross profit dollars realized over the evaluation period.

     ORDER FILL RATE means the number of orders that ship complete as a percentage of total orders shipped.

     ON-TIME DELIVERY means the frequency in which the Operating Company ships orders on a date which is consistent with the delivery date that was promised to the customer.

     ORDER LEAD TIME means the average length of time from receipt of an order to the shipment of such order.

--------------------
(1) All measures, with the exception of capital turnover, refer to the residential window business only. Baselines are estimates and will be verified during the 3 months following the Effective Date. The parties agree to amend this Exhibit B to reflect the actual baselines as so verified. In addition, the parties agree to amend this Exhibit B to appropriately reflect any acquisitions made by the Company.

     LABOR PRODUCTIVITY means the result obtained by dividing the number of units shipped during a specified period by the indirect and direct labor costs during such period.

     MATERIAL COST REDUCTION means that number calculated in accordance with the following: (i) the goal and actual improvements will be a function of both the per unit material cost reduction on existing products and the per unit material cost avoidance for new products, times the number of effected window units sold; and (ii) values are calculated on a discrete project/initiative basis.

     CAPITAL TURNOVER means (i) in the case of the baseline, the result obtained by dividing (x) 1997E net sales by (y) invested capital, as of the Effective Date; and (ii) in the case of the final goal, the result obtained by dividing
(xx) net sales during the final evaluation period by the average invested capital during the final evaluation period (invested capital is derived from the entire business of the Company (i.e., does not exclude non-residential window operations)).

                                      EXHIBIT C

                            INTERIM PERFORMANCE GOALS(2)


PERFORMANCE                     BASELINE(3)     INTERIM               WEIGHTING      FINAL
CRITERIA                                      PERFORMANCE              FACTOR         GOAL
                                                  GOAL
-------------------------------------------------------------------------------------------

Order Fill Rate                   84%        50% of the variance          25%
                                             between the baseline
                                              and the final goal
-------------------------------------------------------------------------------------------
On-time Delivery                  86%        60% of the variance          25%
                                             between the baseline
                                              and the final goal
-------------------------------------------------------------------------------------------
Order Lead Time                 8 days       67% of the variance          25%
                                             between the baseline
                                              and the final goal
-------------------------------------------------------------------------------------------
Successful                        N/A                N/A                  25%
Consolidation of Living
Windows (50% of
revenue retained)


-----------------
(2) Only the performance of the Bryan and Fresno facilities are incorporated into the numerical interim performance goals and corresponding baselines and are to be calculated in measuring interim performance. All measures refer to the residential window business only.

(3) Baselines are estimates and will be verified and mutually agreed to by the Consultant and the Company during the 60 days following the Effective Date. The parties agree to amend this Exhibit C to reflect the actual baselines as so verified and agreed upon.

(4) Interim Performance Goals are subject to changes actually agreed upon by the Consultant and the Company in writing during the 60 days following the Effective Date.

                                  EXHIBIT D


                           METHOD OF DETERMINING
           AGGREGATE WEIGHTED PERCENTAGE OF PERFORMANCE ACHIEVED

     "Aggregate Weighted Percentage of Performance Achieved" shall be determined as follows:

     1. divide (i) the actual level of performance achieved during the applicable evaluation period for each performance criterion minus the baseline for such performance criterion, by (ii) the applicable performance goal for such performance criterion for the applicable evaluation period minus the baseline for such performance criterion (such quotient being hereinafter referred to as the "Percentage of Performance Achieved"); PROVIDED, HOWEVER, that any Percentage of Performance Achieved in excess of 125% shall be deemed to be 125%;

     2. multiply the Percentage of Performance Achieved for each performance criterion by the applicable weighting factor (such product being hereinafter referred to as the "Weighted Percentage of Performance Achieved"); and

     3. add the Weighted Percentages of Performance Achieved for all performance criteria (the "Aggregate Weighted Percentage of Performance Achieved"); PROVIDED, HOWEVER, that if the Aggregate Weighted Percentage of Performance Achieved is in excess of 100%, it shall be deemed to be 100%.